UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 7, 2009

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.01.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)                                        On July 7, 2009, Gary A. Lyons was named a director of the Company, increasing the size of the Board of Directors to ten directors.  Mr. Lyons will serve for a term expiring at the 2010 annual meeting of shareholders, or until his successor has been elected and qualified.  Mr. Lyons was not selected as a director pursuant to any arrangement or understanding between Mr. Lyons and any other persons.  Mr. Lyons will receive compensation for non-employee directors as described in the Company’s most recent proxy statement.

In connection with Mr. Lyons’ appointment as a director of the Company, the Company and Mr. Lyons entered into an Indemnification Agreement dated July 7, 2009, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.  The terms of the Indemnification Agreement are the same as those contained in the Company’s indemnification agreements with its other directors.

Mr. Lyons is a party to a consulting agreement with the Company dated as of April 1, 2009, as amended effective July 11, 2009 (the “Consulting Agreement”).  Under the Consulting Agreement, Mr. Lyons will provide business development consulting services, upon the Company’s request.  To the extent his services are requested, Mr. Lyons will be available and provide services to the Company no less than 50% of full-time service, with the expectation that, over the term of the Consulting Agreement, his services will average approximately 50% of full-time service.  Mr. Lyons will receive a monthly fee of $20,000 for his services under the Consulting Agreement.  The Consulting Agreement may be terminated by either party immediately with cause or upon thirty days prior written notice without cause.  If not earlier terminated, the Consulting Agreement will expire on July 11, 2010.

In connection with the Consulting Agreement, on July 11, 2009, Mr. Lyons was awarded 170,000 restricted stock units (the “Units”), pursuant to the terms of a Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement (the “Unit Award Notice and Agreement”), under the Company’s Amended and Restated 2004 Incentive Compensation Plan.  The Units will vest 50% on July 11, 2010 and 50% on July 11, 2011, subject to forfeiture or automatic full or partial vesting upon the occurrence of certain events described in the Unit Award Notice and Agreement.

The Consulting Agreement and the Unit Award Notice and Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Company’s press release dated July 9, 2009, is attached as Exhibit 99.1 and also is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1 —	Indemnification Agreement dated July 7, 2009, between the Company and Gary A. Lyons

	10.2 —	Consulting Agreement dated as of April 1, 2009, between the Company and Gary A. Lyons, as amended by Amendment One to Consulting Agreement effective July 11, 2009

	10.3 —	Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement, dated July 11, 2009

	99.1 —	Press release dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: July 13, 2009	By:	/s/GREGORY L. WEAVER
		Name:	Gregory L. Weaver
		Title:	Chief Financial Officer and Senior Vice President, Finance
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement dated July 7, 2009, between the Company and Gary A. Lyons

10.2	Consulting Agreement dated as of April 1, 2009, between the Company and Gary A. Lyons, as amended by Amendment One to Consulting Agreement effective July 11, 2009

10.3	Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement, dated July 11, 2009

99.1	Press release dated July 9, 2009